Exhibit 10.4
CONFIDENTIAL RELEASE AND SEVERANCE AGREEMENT

This RELEASE AND SEVERANCE AGREEMENT (“Agreement”) is made and entered into by Mark Hess (“Employee”) and Geokinetics Inc., its past, present and future subsidiaries, parents, and affiliates and its past, present, and future employees, officers, directors, shareholders, agents, insurers and legal counsel (hereinafter collectively referred to as the “Company”) on this 22nd day of March, 2010 (the “Effective Date”).

1.           RESIGNATION OF EMPLOYMENT. Upon execution of this Agreement, the Employee agrees to terminate employment from the Company effective 22nd day of March, 2010 (the “Resignation Date”), yet will be paid through the end of the current month along with existing benefits.

2.           SEVERANCE PAYMENT.  Within ten (10) business days following Employee’s execution of this Agreement, Company shall pay Employee severance in the amount of $127,500.00 less normal payroll deductions, including income tax withholding and FICA (“Severance Payment”).  Additionally, Company agrees that Employee will vest in 1,166 shares of restricted stock scheduled to vest on May 15, 2010.  All other non-vested shares of restricted stock granted to Employee shall lapse pursuant to their respective terms.

Additionally, Company agrees to provide Employee with medical and dental benefits coverage under COBRA, for a period of up to nine (9) months from Employee’s Resignation Date.  Such coverage shall be included in and part of Employee’s maximum COBRA entitlement due to this qualifying event.  Employee acknowledges and agrees that Employee will continue to be responsible for Employee’s portion of premiums for any dependent coverage elected under COBRA.  In the event Employee fails to timely pay his/her portion of the above premiums,  Company shall be entitled to cancel the employer’s portion of Employee’s coverage under COBRA due to Employee’s nonpayment.

Employee acknowledges and agrees that this Severance Payment does not constitute monies to which the Employee would otherwise be entitled as a result of the Employee’s prior employment with the Company, and that these monies constitute fair and adequate compensation for the promises and covenants of the Employee set forth in this Agreement.   Employee further acknowledges and agrees that the Severance Payment and above benefits constitutes the full amount of severance that Employee is entitled to receive.  If Employee subsequently revokes any portion of this Agreement, Employee shall immediately be obligated to return the Severance Payment to Company in full.

Employee’s participation in the Company’s Retirement Savings and Investment Plan (401k Plan) will cease on the Employee’s Resignation Date.  At that time, Employee should contact John Hancock at (800) 395-1113 for disposition of Employee’s account.

3.           EMPLOYEE'S RELEASE OF CLAIMS.  For and in consideration of the Severance Payment and corresponding benefits as described in Paragraph 2 of this Agreement, Employee hereby irrevocably and unconditionally releases, forever discharges, and covenants not to sue, or bring any other legal action against Company with respect to any and all claims and causes of action of any nature, both past and present, known and unknown, foreseen and unforeseen, which Employee has or which could be asserted on Employee’s behalf by any other person or entity, resulting from or relating to any act or omission of any kind occurring on or before the date of the execution of this Agreement.  The Employee understands and agrees that this Agreement includes, but is not limited to, the following:

a.           All claims and causes of action arising under contract, tort or other common law, including, without limitation, breach of contract, fraud, estoppel, misrepresentation, express or implied duties of good faith and fair dealing, wrongful discharge, discrimination, retaliation, harassment, negligence, gross negligence, false imprisonment, assault and battery, conspiracy, intentional or negligent infliction of emotional distress, slander, libel, defamation, refusal to perform an illegal act and invasion of privacy.

b.           All claims and causes of action arising under any federal, state, or local law, regulation, or ordinance, including without limitation, claims under the AGE DISCRIMINATION IN EMPLOYMENT ACT, the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1866, the Americans With Disabilities Act, the Fair Labor Standards Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the Texas Commission on Human Rights Act, the Texas Labor Code, the Texas Government Code, as well as any claims for wages, employee benefits, vacation pay, severance pay, bonus compensation, commissions, unemployment, deferred compensation or other remuneration, or employment benefits or compensation; provided, however, that this Release does not apply to claims for benefits under Company-sponsored benefits plans covered under ERISA (other than claims for severance and severance-related benefits).  Any rights to benefits (other than severance benefits) under Company-sponsored benefit plans are governed exclusively by the written plan documents.

c.           All claims and causes of action for past or future loss of pay or benefits, expenses, damages for pain and suffering, mental anguish or emotional distress damages, liquidated damages, punitive damages, compensatory damages, attorney's fees, interest, court costs, physical or mental injury, damage to reputation, and any other injury, loss, damage or expense or any other legal or equitable remedy of any kind whatsoever.

d.           All claims and causes of action arising out of or in any way connected with, directly or indirectly, Employee’s employment with Company, or any incident thereof, including, without limitation, Employee’s treatment by Company; the terms and conditions of Employee’s employment; and the separation of Employee’s employment.

4.           NON-ADMISSION.  Employee acknowledges and agrees that this Agreement and the payment of money to Employee by Company should in no way be construed or interpreted as an admission by Company of any violation of Employee’s rights or of any violation of contract, statutory or common law.

5.           TAX ISSUES.  Employee and Company will report, as may be required by law for income tax purposes, their respective payment and receipt of the Severance Payment.  Each party shall bear their respective tax liabilities, if any, arising from this settlement.  The Employee acknowledges that Company has made no representations regarding the tax consequences of any amount received by Employee pursuant to the terms of this Agreement.

6.           NON-DISPARAGEMENT: Employee specifically covenants and agrees not to, directly or indirectly, make or cause to be made to anyone any statement, orally or in writing, criticizing or disparaging Company with respect to Employee’s employment with or separation from Company.  Employee specifically covenants and agrees not to, directly or indirectly, make or cause to be made to anyone any statement, orally or in writing, criticizing or disparaging Company, or commenting in a negative fashion on the operations or business reputation of Company.

7.           RETURN OF COMPANY PROPERTY.  Employee has returned or agrees to return to Company, within five calendar (5) days of Employee's separation from Company, all Company Information, including, but not limited to, policies, manuals, documents, memoranda, email communications and all other property belonging to Company which is in Employee's possession or under Employee’s control.  The term, “Company Information” as used in this Agreement means (a) confidential information including, without limitation, information received from third parties under confidential conditions; and (b) other technical, business or financial information which Company regards as confidential and the use or disclosure of which might reasonably be considered to be contrary to the interests of Company. Employee further agrees that in the course of his/her employment with Company, Employee has acquired Company Information as defined above.  Employee understands and agrees that such Company Information has been disclosed to Employee in confidence and for Company use only.  Employee understands and agrees that he/she (a) will not disclose confidential information to anyone not authorized to have access to it at any time during and after Employee's employment with Company, including Company employees; and (b) will not disclose or communicate Company Information to any person outside the Company; and (c) will not make use of Company Information on Employee’s own behalf, or on behalf of any third party.  Employee acknowledges and agrees that Employee’s obligation in this Paragraph shall survive the Resignation of this Agreement.

8.           NEUTRAL REFERENCE. The Parties expressly agree that, if anyone should inquire with Company concerning Employee’s prior employment, the only information that will be disclosed will be the last position held by Employee, the dates of his/her employment, and the fact that Employee voluntarily resignated from employment.

9.           TRANSITION.  In order to ensure a smooth transition from Employee’s employment with Company, Employee shall provide reasonable assistance to and cooperation with Company following Employee’s Date of Resignation in connection with any Company matters for which Employee had knowledge or responsibility while employed by Company.  If  Company becomes involved in any legal action after Employee’s Date of Resignation relating to events which occurred during Employee’s employment, Employee shall cooperate with Company to the fullest extent possible in the preparation, prosecution, or defense of Company’s case, including, but not limited to, the execution of affidavits or documents or providing information requested by Company.  Company will reimburse reasonable out-of-pocket expenses related to such assistance if Company’s approval is obtained in advance.

10.           TIME LIMITS.   Employee acknowledges and agrees that Company has informed Employee that Employee is entitled to twenty-one (21) days to consider the terms and provisions of this Agreement prior to signing.  However, with advice of counsel, Employee knowingly and voluntarily waives this 21-day period by signing below.

11.           REVOCATION. Employee acknowledges that Employee shall be entitled to revoke this Agreement at any time prior to the expiration of seven (7) days after the Effective Date of this Agreement, by providing written notice of such revocation to Brenda Taquino – Human Resources at 1500 CityWest Blvd., Suite 800, Houston, Texas 77042, fax number (713) 840-3398.

12.           CHOICE OF LAW/VENUE.  This Agreement shall be exclusively governed by, construed, and enforced in accordance with, and subject to, the laws of the State of Texas or federal law, where applicable.  The sole, exclusive and mandatory venue for any disputes arising from or concerning Employee’s employment with Company or this Agreement shall be in the state or federal courts located in Harris County, Texas.

13.           ENTIRE AGREEMENT.  It is expressly understood and agreed that this Agreement embodies the entire agreement between Employee and Company and supersedes any and all prior agreements, arrangements, or understandings between and among them.  No oral understandings, verbal representations, statements, promises, terms, conditions, obligations, or agreements contrary or in addition to the terms of this Agreement exist. This Agreement may not be changed by oral representations, and may only be amended by written instrument executed by a duly authorized representative of Employee and Company, or their respective successors or assigns.

14.           OTHER REPRESENTATIONS:  Employee hereby represents and certifies that Employee: (1) has carefully read all of this Agreement; (2) has been given a fair opportunity to discuss and negotiate the terms of this Agreement; (3) understands its provisions; (4) has been given the opportunity to seek advice and consultation with attorneys regarding this Agreement; (5) has determined that it is in Employee’s best interests to enter into this Agreement; (6) has not been influenced to sign this Agreement by any statement or representation by the Company not contained in this Agreement; and (7) enters into this Agreement knowingly and voluntarily.

By my initials set forth below, I acknowledge and agree that I was given a copy of this Agreement on this 22nd day of March, 2010, to review and consider execution of the terms and conditions contained herein.

/s/ MH
[Employee’s Initials]

READ CAREFULLY BEFORE SIGNING

THIS AGREEMENT CONTAINS A RELEASE AND WAIVER OF YOUR RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT AS WELL AS OTHER FEDERAL, STATE AND LOCAL LAWS PROTECTING EMPLOYEE RIGHTS.  IF YOU SIGN THIS AGREEMENT, YOU ARE WAIVING ALL OF YOUR RIGHTS TO ASSERT ANY CLAIMS UNDER THESE LAWS.  PLEASE READ THIS AGREEMENT CAREFULLY AND SEEK THE ADVICE OF AN ATTORNEY REGARDING THE LEGAL EFFECT OF SIGNING THIS AGREEMENT.

/s/ Mark Hess		4/7/10
Mark Hess		Date Signed

Geokinetics Inc.

By:	/s/ Brenda Taquino	4/8/10
Date Signed